UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2007

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Mt. Airy Road, Suite 102
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective February 1, 2007, VioQuest Pharmaceuticals, Inc. (the “Company”) appointed Edward C. Bradley, M.D., as its Chief Scientific and Medical Officer. Dr. Bradley’s employment with the Company is governed by the terms of a letter agreement dated January 31, 2007 and provides for an initial base salary of $330,000 plus an annual target bonus of up to 20% of base salary based upon personal performance and an additional amount of up to 10% of base salary based upon Company performance. A copy of the letter agreement is attached hereto and incorporated by reference herein as Exhibit 10.1.

Pursuant to the letter agreement, Dr. Bradley also received an option to purchase 700,000 shares of the Company’s common stock. The option will vest in three equal annual installments, commencing in February 2008 and will be exercisable at a price per share equal to $0.55. The option was issued pursuant to the Company’s 2003 Stock Option Plan and will be exercisable by Dr. Bradley as long as he remains employed by the Company; provided, however, if the Company completes a transaction in which it sells its assets or stock resulting in a change of control of the Company (other than a sale of the stock or assets of the Company’s Chiral Quest subsidiary) during Dr. Bradley’s employment, the vesting of the stock option shall accelerate and be deemed vested.

In the event that the Company terminates Dr. Bradley’s employment without cause, Dr. Bradley is entitled to receive his then annualized base salary for a period of six months. If Dr. Bradley’s employment is terminated without cause and within a year of a change of control, as described above, then Dr. Bradley is entitled to receive his then annualized base salary for a period of one year, and he is entitled to receive any bonuses he has earned at the time of his termination.

Prior to joining the Company, Dr. Bradley was the Head of Global Medical Development for the Imaging franchise of Berlex Schering AG/Bayer Schering Pharma since March 2005. From January 2002 to March 2005, Dr. Bradley was the Chief Medical Officer of Berlex Schering AG/Bayer Schering Pharma’s Berlex Inc. division. From 1997 to January 2002, Dr. Bradley was Executive Vice President for Worldwide Medical Sciences & Development at DuPont Pharmaceuticals Company.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Letter Agreement between VioQuest Pharmaceuticals, Inc. and Edward C. Bradley, dated January 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIOQUEST PHARMACEUTICALS, INC.

Date: February 6, 2007	By:	/s/ Brian Lenz
Brian Lenz
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Letter Agreement between VioQuest Pharmaceuticals, Inc. and Edward C. Bradley, dated January 31, 2007.